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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Forms S-8 of Aware, Inc. of our report dated January 26, 1999, appearing in the Annual Report on Form 10-K of Aware, Inc. for the year ended December 31, 2000.

/s/  Deloitte & Touche LLP

Boston, Massachusetts
May 30, 2001